Exhibit 10.3

Lock-Up Agreement

July 3, 2017

B. Riley Financial, Inc.

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Re: Gary K. Wunderlich, Jr. - Lock-Up Agreement

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement (this “Merger Agreement”), dated as of May 17, 2017, made by and among B. Riley Financial, Inc., a Delaware corporation (the “Purchaser”), Foxhound Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Wunderlich Investment Company, Inc., a Delaware corporation (the “Company”), Stephen Bonnema, in his capacity as the Stockholder Representative (the “Stockholder Representative”). All terms used in this Lock-Up Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

In consideration for the acquisition of the Shares by the Purchaser and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the last sentence of this paragraph (the “Lock-Up Period”), the undersigned will not (i) convert or exchange any equity interests in the Purchaser for any consideration whatsoever or (ii) Transfer (as defined below) any shares of Purchaser Common Stock, or any options or warrants to purchase any shares of Purchaser Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Purchaser Common Stock, owned by the undersigned (including holding as a custodian), or with respect to which the undersigned has beneficial ownership of within the rules and regulations of the Securities and Exchange Commission (collectively, the “Restricted Shares”). The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any sale, transfer, assignment, hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale, transfer, assignment or other disposition of the Restricted Shares even if such Restricted Shares would be disposed of by someone other than the undersigned (other than a bona fide pledge of the Restricted Shares as security for an obligation of the undersigned). Such prohibited sale, transfer, assignment, hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option but excluding any bona fide pledge) with respect to any of the Restricted Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Shares. The Lock-Up Period shall commence on the Merger Closing Date and continue until the two (2) year anniversary of the Merger Closing Date.

“Transfer” means to effect any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, grant, encumbrance, gift, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest), whether by merger, testamentary disposition, operation of law or otherwise, and entry into a definitive agreement with respect to any of the foregoing; provided, that, for the avoidance of doubt, a pledge of the Restricted Shares as security for an obligation of the undersigned shall be excluded from the foregoing definition of “Transfer.”

The undersigned represents, warrants and covenants to the Purchaser that upon consummation of the transactions contemplated by the Merger Agreement (the “Transactions”) and with respect to the Restricted Shares that the undersigned receives as a result of the Transactions:

(A)	The Restricted Shares to be received by the undersigned as a result of the Transactions will be taken for the undersigned’s own account, and not for others, directly or indirectly, in whole or part, and the undersigned shall abide by the restrictions set forth above.

(B)	The undersigned has carefully read this Lock-Up Agreement and the Merger Agreement and discussed its requirements and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of shares of Purchaser Common Stock to the extent the undersigned believed necessary with counsel or counsel for the Company.

(C)	The undersigned has been advised that because the undersigned may be deemed to be an affiliate of the Purchaser and the distribution by the undersigned of any shares Purchaser Common Stock has not been registered under the Securities Act of 1933, as amended (the “Act”), the undersigned may not sell, transfer or otherwise dispose of any shares of Purchaser Common Stock issued to the undersigned in the Transactions unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Securities and Exchange Commission under the Act or (iii) in the opinion of counsel acceptable to the Purchaser, such sale, transfer or other disposition is otherwise exempt from registration under the Act. For the avoidance of doubt, these restrictions are in addition to, and not in substitution for, the transfer restrictions that apply during the Lock-Up Period.

(D)	The undersigned understands that the Purchaser is not under any obligation to register the sale, transfer or other disposition of the Restricted Shares under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(E)	The undersigned also understands that stop transfer instructions may be given to the Purchaser’s transfer agent with respect to the Restricted Shares.

The undersigned recognizes and agrees that the foregoing provisions also apply to (i) the undersigned’s spouse, (ii) any relative of the undersigned or undersigned’s spouse occupying the undersigned’s home, (iii) any trust or estate in which the undersigned, the undersigned’s spouse or any such relative owns at least 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity and (iv) any corporate or other organization in which the undersigned, the undersigned’s spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

Notwithstanding the foregoing, nothing in this Lock-Up Agreement shall prevent the undersigned from (A) effecting a transfer of the Restricted Shares upon consummation of a bona fide third party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Purchaser that would either result in (i) any such third party becoming the beneficial owner of, directly or indirectly, 50% or more of the total voting power of Purchaser Common Stock or (ii) the stockholders of the Purchaser immediately preceding such transaction holding less than 50% of the equity interests in the surviving or resulting entity of such transaction and (B) effecting a Transfer, in a single or series of transactions, of (i) up to 10% of the undersigned’s shares of Purchaser Common Stock received in the Merger during the period beginning on the Merger Closing Date and ending on the one-year anniversary of the Merger Closing Date and (ii) up to 10% of the undersigned’s shares of Purchaser Common Stock received in the Merger during the period beginning on one day after the one-year anniversary of the Merger Closing Date and ending on the two-year anniversary of the Merger Closing Date.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of State of New York.

[Remainder of Page Intentionally Left Blank]

The undersigned understands that the Purchaser is relying upon this Lock-Up Agreement in proceeding toward consummation of the Transactions. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer & Chief Operating Officer

Accepted and Agreed:

By: Gary K. Wunderlich, Jr.

[Signature Page to Lock-Up Agreement]